Exhibit 21.1

                                  EXHIBIT 21.1
                       SUBSIDIARIES OF TRENWICK GROUP LTD.



Name of Subsidiary                                 Jurisdiction of Incorporation

LaSalle Re Holdings Limited                                  Bermuda

LaSalle Re Limited                                           Bermuda
(subsidiary of LaSalle Re Holdings Limited)

Trenwick Barbados Limited                                    Barbados

Trenwick America Corporation                                 Delaware
(subsidiary of Trenwick Barbados Limited)

Trenwick America Reinsurance Corporation                     Connecticut
(subsidiary of Trenwick  America Corporation)

Chartwell Insurance Company                                  Connecticut
(subsidiary of Canterbury Financial Group)

The Insurance Corporation of New York                        New York
(subsidiary of Chartwell Insurance Company)

Trenwick Holdings Limited                                    United Kingdom

Trenwick International Limited                               United Kingdom
(subsidiary of Trenwick Holdings Limited)

Chartwell Holdings Limited                                   United Kingdom

Chartwell Managing Agents Limited                            United Kingdom
(subsidiary of Chartwell Holdings Limited)